PARTICIPATION AGREEMENT
(SBL Administered Contracts)

THIS AGREEMENT, effective the 9th day of June, 2006, is by and among Nationwide Life Insurance Company, (the "Company"), a life insurance company organized under the laws of the State of Ohio, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto, as may be amended from time to time (each an “Account"), Security Distributors, Inc. (the “Underwriter”), a Kansas Corporation, and Security Benefit Life Insurance Company (“SBL”), a life insurance company organized under the laws of the State of Kansas.

WHEREAS, the Underwriter is the exclusive distributor of the SBL Fund (the “Fund”), a Kansas Corporation; and

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies which have entered into participation agreements with the Fund’s Underwriter ("Participating Insurance Companies"); and

WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (the "SEC"), dated, April 11, 2006 granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, if and to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the "Mixed and Shared Funding Exemptive Order"); and

WHEREAS, the shares of beneficial interest/common stock of the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each a “Portfolio”), any one or more of which may be made available under this Agreement; and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Underwriter is duly registered as a broker/dealer with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”); and

WHEREAS, the Company has issued or will issue certain variable annuity contracts supported wholly or partially by the Account (the "Contracts"), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement; and

WHEREAS, the Company ceded the Contracts to SBL on an indemnity basis pursuant to a reinsurance agreement dated July 1, 2000 (the “Reinsurance Agreement”); and

WHERAS, in accordance with the Reinsurance Agreement and Administrative Services (as defined below), as between the Company and SBL, SBL undertook and assumed full responsibility for the administrative and support services with respect to the Contracts; and

WHEREAS, each Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

WHEREAS, the Underwriter is the general distributor of the Contracts, pursuant to a distribution agreement dated September 19, 2000 between the Company and the Underwriter (the “Distribution Agreement”); and

WHEREAS, pursuant to an administrative services agreement dated July 1, 2000 between the Company and SBL (the “Administrative Services Agreement”), the Company has assigned the obligation to perform administrative/recordkeeping services and operational support of the Contracts to SBL as the Company’s agent; and

WHEREAS, SBL joins this Agreement for the limited purposes set forth in Articles I, II (2.11), III and VIII; and

WHEREAS, the Contracts allow for the allocation of net amounts received by the Company and the Accounts for investment in shares of underlying mutual funds included in such Contracts; and

WHEREAS, selection of investment options is made by Contract owners and such owners may reallocate their investments among the investment options in accordance with the terms of the Contracts; and

WHEREAS, the Company and the Underwriter mutually desire the inclusion of the Designated Portfolios as investment options in the Contracts; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios"), on behalf of the Accounts to fund the aforesaid Contracts and the Underwriter is authorized to sell such shares to the Accounts at net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the Company and the Underwriter agree that the Designated Portfolios will be available as investment options in the Contracts, subject to the following:

ARTICLE I.  Sale of Fund Shares

1.1.  The Underwriter agrees to make available to the Company for purchase on behalf of the Account, shares of the Designated Portfolios, such purchases to be effected at net asset value per share in accordance with Section 1.3 of this Agreement.  Notwithstanding the foregoing, (i) the Portfolios (other than the Designated Portfolios) in existence now or that may be established in the future will be made available to the Company only as the Fund may so provide, and (ii) the Board of Directors of the Fund (the "Board") may suspend or terminate the offering of shares of any Designated Portfolio or class thereof upon advance written notice to the Company, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Designated Portfolio.

1.2.  The Underwriter agrees that shares of the Fund will be sold only to Participating Insurance Companies and their respective separate accounts, and trustees of qualified pension and retirement plans.  No shares of any Designated Portfolio will be sold to the general public.

1.3.  The Underwriter shall cause the Fund to redeem, at SBL’s request as agent of the Company, any full or fractional Designated Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected, in cash or in-kind, at the net asset value in accordance with Section 1.4 of this Agreement and the then-current Fund prospectus.  Notwithstanding the foregoing, the Fund may delay redemption of Fund shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

1.4.  Purchase and Redemption Procedures

(a)  The Company is hereby appointed as an agent of the Fund for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of the Designated Portfolios, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account.  The Company hereby delegates such agency to SBL. SDI acknowledges such delegation and represents that receipt and acceptance by SBL, as agent of the Company, shall be considered receipt by the Fund.  Receipt and acceptance of any such request (or relevant transactional information therefore) on any day the New York Stock Exchange is open for trading and on which a Designated Portfolio calculates its net asset value (a "Business Day") pursuant to the rules of the SEC, by SBL as such limited agent of the Fund prior to the time that the Fund ordinarily calculates its net asset value as described in the Fund’s then-current prospectus and Statement of Additional Information shall constitute receipt and acceptance by the Designated Portfolio on that same Business Day (the “Acceptance Date”), provided that the Fund, or its designated agent, receives notice of such request by 9:30 a.m. Eastern Time on the next following Business Day (the “Notice Date”).

(b)  SBL, as agent of the Company, shall cause the Company to pay for shares of each Designated Portfolio on the Notice Date of a purchase request for such shares.  Payment for Designated Portfolio shares shall be made in federal funds (U.S. dollars) transmitted to the Fund’s custodian or its designee by wire to be received by 3 p.m. Eastern Time on the Notice Date of the purchase request for such shares (unless the Company, or its agent SBL, is advised that sufficient proceeds are available from redemption of shares of other Designated Portfolios effected pursuant to redemption requests tendered by the Company on behalf of the Account, or unless the Fund otherwise determines and so advises the Company, or its agent SBL, to delay the date of payment, to the extent the Fund may do so under the 1940 Act).

(c)  For redemptions effected in cash, payment for Designated Portfolio shares so redeemed by the Account or SBL as agent for the Company shall be made in federal funds (U.S. dollars) transmitted by wire to SBL, as agent of the Company by 3 p.m. Eastern Time on the Notice Date of the redemption order of such shares (unless redemption proceeds are to be applied to the purchase of shares of other Designated Portfolios in accordance with Section 1.4(b) of this Agreement), except that the Fund reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and Rule 22c-1 thereunder, and in accordance with the procedures and policies as described in the then-current prospectus of the Fund.

1.5.  The Underwriter shall provide to SBL as agent of the Company: (i) the net asset value per share for each Designated Portfolio, and (ii) in the case of Designated Portfolios that credit a daily accrual or interest rate, the daily accrual or interest rate determined at the close of trading,  by no later than 6:30 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share and the daily accrual or interest rate, if applicable, for such Designated Portfolio is calculated, and shall cause such calculation(s) to be performed in accordance with the Fund's prospectus.

1.6.  The Underwriter shall furnish notice to SBL as agent of the Company, of any income, dividends or capital gain distributions payable on any Designated Portfolio shares by the record date, but in no event later than 6:30 p.m. Eastern Time on the ex-dividend date.  The Company, on its behalf and on behalf of the Account, hereby elects to receive all such income, dividends and capital gain distributions as are payable on any Designated Portfolio shares in the form of additional shares of that Designated Portfolio.  The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such income, dividends and capital gain distributions in cash.  The Underwriter shall notify SBL promptly of the number of Designated Portfolio shares so issued as payment of such dividends and distributions.

1.7.  Issuance and transfer of Fund shares shall be by book entry only.  Share certificates will not be issued to the Company or any Account.  Purchase and redemption orders for Fund shares shall be recorded in an appropriate title for the Account or the appropriate subaccount of the Account.

1.8.  The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

(a)  The Company shall not knowingly induce Contract owners to change or modify the Fund or change the Fund's investment adviser or underwriter.

1.9.  The parties may agree, in lieu of the procedures set forth above in this Article 1, to place and settle trades for Fund shares through a clearing corporation.  In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.  Notwithstanding the foregoing, in the event that such clearing corporation is not available to place and settle trades for Fund shares, then the parties shall use and adhere to the manual trading procedures set forth in this  Article 1.

ARTICLE II.  Representations and Warranties

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2.1.  The Company represents and warrants that the Contracts are, or prior to issuance will be, registered under the 1933 Act or are exempt from registration thereunder.  The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws.  The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established each Account as a segregated asset account under Ohio insurance laws, and that it has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, unless such Account is exempt from registration.

2.2.  The Company represents and warrants that it will perform is obligations hereunder in material compliance will all applicable state and federal laws and regulations thereunder.

2.3.  The Company represents that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity insurance contracts, under applicable provisions of the Code, and that it will maintain such treatment, and that it will notify the Underwriter immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future.  The Company agrees that any prospectus offering a contract that is a "modified endowment contract" as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract.

2.4.  The Underwriter represents and warrants that Designated Portfolio shares sold pursuant to this Agreement are and shall continue to be registered under the 1933 Act; are and shall continue to be duly authorized for issuance and sold in compliance with all applicable state and federal laws; and that the Fund is and shall remain duly registered as an open end management investment company under the 1940 Act.  The registration statement for the Fund’s shares shall be amended under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.  The Distributor shall register and qualify the Fund’s shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Underwriter.

2.5.  The Underwriter represents and warrants that the Fund is lawfully and duly organized and validly existing under the laws of the State of Kansas and that it does and will comply in all material respects with the 1940 Act.

2.6.  The Underwriter represents and warrants that the Fund is qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code,”) and that the Fund will maintain such qualification (under Subchapter M or any successor or similar provisions).  The Underwriter will notify the Company immediately upon having a reasonable basis for believing that the Fund has ceased to so qualify or that the Fund might not so qualify in the future.

2.7.  The Underwriter represents and warrants that each Designated Portfolio has complied and will continue to comply with Section 817(h) of the Code and Treasury Regulation §1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations.

2.8.  The Underwriter represents and warrants that the Fund has obtained an order from the Securities and Exchange Commission (the "SEC"), dated April 11, 2006, granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, if and to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the "Mixed and Shared Funding Exemptive Order"); and

2.9.  The Underwriter represents and warrants that it is and shall remain a member in good standing of the NASD and is and shall remain registered as a broker/dealer with the SEC .  The Underwriter further represents that it sells and distributes and will continue to sell and distribute the Fund’s shares in accordance with the laws of the state of Kansas and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.10.  The Underwriter represents and warrants that all of the directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.11.  The Underwriter represents and warrants that it will perform its obligations hereunder in material compliance will all applicable state and federal laws and regulations thereunder.

2.12.  SBL represents and warrants that it shall perform all services hereunder in accordance with (i) applicable state and federal laws and regulations thereunder, (ii) this Agreement, and, as appropriate, (iii) the Reinsurance Agreement and (iv) the Administrative Services Agreement, as all such agreements may me amended from time to time.

ARTICLE III.  Prospectuses and Proxy Statements; Voting

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3.1.  The Underwriter shall provide to SBL, as agent of the Company, with as many printed copies of the current prospectus, current Statement of Additional Information (“SAI”), supplements, proxy statements, and annual or semi-annual reports of each Designated Portfolio as SBL may reasonably request to deliver to existing Contract owners.  If requested by SBL in lieu thereof, the Underwriter shall provide such documents (including a "camera-ready" copy of such documents as set in type, a diskette in the form sent to the financial printer, or an electronic copy of the documents in a format suitable for posting on SBL’s website, all as SBL may reasonably request) and such other assistance as is reasonably necessary in order for SBL to have prospectuses, SAIs, supplements and annual or semi-annual reports for the Contracts and the Fund printed together in a single document or posted on SBL’s web-site or printed individually by SBL if it so chooses.  The expenses associated with printing and providing such documentation shall be as set forth in Article V.

3.2.  The Fund's prospectus shall state that the current SAI for the Fund is available from the Underwriter.

3.3.  The Underwriter shall provide the Company with information regarding the Fund’s expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract.  The Company agrees that it will use such information substantially in the form provided.  The Company shall provide prior written notice of any proposed modification of such information, which notice will describe the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Underwriter, which consent shall not be unreasonably withheld.

3.4.  If and to the extent required by law, the Company shall:

(a)  distribute all proxy material furnished by the Underwriter (provided that such material is received by the Company or its designated agent at least 10 Business Days’ prior to the date scheduled for mailing to Contract owners);

(b)  solicit voting instructions from Contract owners;

(c)  vote the Fund shares in accordance with instructions received from Contract owners who have interests in such Fund shares;

(d)  vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such portfolio for which instructions have been received; provided that such proportional voting is not prohibited by a Contract owner’s retirement plan document, if applicable; and

(e)  not recommend an action in connection with or oppose or interfere with the solicitation of proxies in the Fund shares.

for so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law.  The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

3.5.  The Company shall be responsible for assuring that the Accounts participating in a Designated Portfolio calculates voting privileges as required by the Mixed and Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may adopt and provide in writing.

ARTICLE IV.  Sales Material and Information

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4.1.  The Company shall furnish, or shall cause to be furnished, to the Underwriter or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund (or a Designated Portfolio thereof),  the Fund’s investment adviser or the Underwriter is named.  No such material shall be used until approved by the Underwriter or its designee, and the Underwriter will use its best efforts for it or its designee to review such sales literature or promotional material within ten (10) Business Days after receipt of such material.  The Underwriter or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Designated Portfolio thereof), the investment adviser of the Fund or the Underwriter is named, and no such material shall be used if the Underwriter or its designee so objects.

4.2.  The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund, the Fund’s investment adviser or Underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for the Fund shares, as such registration statement, prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Underwriter or its designee, except with the permission of the Underwriter or its designee.

4.3.  The Underwriter shall furnish, or cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material that it develops and in which the Company, and/or any Account, is named.  No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within ten (10) Business Days after receipt of such material.  The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or an Account is named, and no such material shall be used if the Company so objects.

4.4.  The Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Accounts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.5.  The Underwriter will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolios or their shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.

4.6.  At the Underwriter’s request, the Company will provide to the Underwriter at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Accounts, promptly after the filing of such document(s) with the SEC or other regulatory authorities or, in the case of an offering memorandum, after it is first published.  The Company shall use its best efforts to provide to the Underwriter any complaints received from the Contract owners pertaining to the Fund or a Designated Portfolio.

ARTICLE V.  Fees and Expenses

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5.1.  Neither the Fund nor the Underwriter shall pay a fee or other compensation to the Company under this Agreement, except that if the Fund or any Designated Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter, on behalf of the Fund, may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing.

5.2.  All expenses incident to performance by the Underwriter or Fund under this Agreement shall be paid by the Underwriter or Fund.  The Underwriter shall see to it that all the Fund’s shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Underwriter, in accordance with applicable state laws prior to their sale.  As between the Company and the Underwriter, the Underwriter shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

5.3.  As between the Company and the Underwriter, the Underwriter will pay or cause to be paid the expenses associated with printing, mailing, distributing, solicitation and tabulation of proxy materials to Contract owners with respect to proxies related to the Fund, consistent with applicable provisions of the 1940 Act.  The Underwriter shall also bear the expense of printing and postage with respect to Fund prospectuses, annual and semi-annual reports and all other Fund reports delivered to existing Contract owners with value allocated to one or more Designated Portfolios (regardless of whether such documents are printed by the Fund or the Company).

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ARTICLE VI.  Qualification

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6.1.  The Underwriter will cause the Fund, at all times, to invest its assets in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions).   In the event of a breach of this Article VI by the Underwriter, the Underwriter will cause the Fund to take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

ARTICLE VII.  Potential Conflicts

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7.1.  The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Fund.  An irreconcilable material conflict may arise for a variety of reasons, including:  (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners.  The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2.  The Company will report any potential or existing conflicts of which it is aware to the Board.  The obligation of the Company in this regard will be carried out with a view only to the interests of the Contract owners.  The Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised.  This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded.

7.3.  If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists with regard to Contract owner investments in the Fund, the Company shall, each at its own expense and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including:  (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, subject to any applicable regulatory approval, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable Contract owners) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

7.4.  If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote by all Contract owners having an interest in the Fund, the Company may be required, at the Board’s election, to withdraw the Account's investment in the Fund (subject to any applicable regulatory approval) and terminate this Agreement with respect to each Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.  Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.5.  If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund, upon to any applicable regulatory approval, and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.  Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.6.  For purposes of Section 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts.  The Company shall not be required by Section 7.3 to establish a new funding medium for the Contract if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.  In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund (subject to any applicable regulatory approval) and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

7.7.  If and to the extent the Mixed and Shared Funding Exemption Order or any amendment thereto contains terms and conditions different from Sections 3.3, 3.4, 7.1, 7.2, 7.3, 7.4, 7.5 and 7.8 of this Agreement, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with the Mixed and Shared Funding Exemptive Order, and Sections 3.3, 3.4, 7.1, 7.2, 7.3, 7.4, 7.5 and 7.8 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in the Mixed and Shared Funding Exemptive Order or any amendment thereto.  If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.3, 3.4, 7.1., 7.2, 7.3, 7.4, 7.5 and 7.8 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

7.8.  The Company shall at least annually submit to the Board, upon the Underwriter’s request, such reports, materials or data as the Board may reasonably request so that it may fully carry out the obligations imposed upon it by the conditions contained in the Mixed and Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently, if deemed appropriate, by the Board.

ARTICLE VIII. Indemnification

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8.1.  Indemnification by the Company

(a)  The Company agrees to indemnify and hold harmless each of the Fund and the Underwriter and each of its directors and officers, and each person, if any, who controls the Fund or Underwriter within the meaning of Section 15 of the 1933 Act or who is under common control with the Fund or the Underwriter (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses)(collectively, “Losses”), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Losses are related to the sale, issuance or acquisition of, or investment in, the Fund’s shares or the Contracts and:

(i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Fund or the Underwriter for use in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act) or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts, or

(ii) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company, with respect to the sale or distribution of the Contracts, or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon written information furnished to the Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI of the Fund or in sales literature; or

(iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of a material provision this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

(b)  The Company shall not be liable under this indemnification provision with respect to any Losses which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence or misconduct in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement, the Administrative Services Agreement or the Distribution Agreement.

(c)  The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action.  The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action.  After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)  If the Company assumes the defense of any such action, it shall not, without the prior written consent of the Indemnified Parties in such action, settle or compromise the liability of the Indemnified Parties in such action, or permit a default or consent to the entry of any judgment in respect thereof, unless in connection with such settlement, compromise or consent, each Indemnified Party receives from such claimant an unconditional release from all liability in respect of such claim.

(e)  The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2.  Indemnification by the Underwriter

(a)  The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or who is under common control with the Company (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses)(collectively, “Losses”), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Losses are related to the sale, issuance or acquisition of, or investment in, the Fund’s shares or the Contracts and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus, or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations by or on behalf of the Fund or the Underwriter (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Fund or the Underwriter) or wrongful conduct of the Underwriter or the Fund, their agents, or persons under their authorization or control with respect to the sale or distribution of the Contracts or Fund shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Underwriter or the Fund; or

(iv) arise as a result of any failure by the Fund or the Underwriter to provide the services and furnish the materials under the terms of this Agreement (including a failure by the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Underwriter or the Fund in this Agreement or arise out of or result from any other material breach of a material provision of this Agreement by or on behalf of the Underwriter or the Fund;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

(b)  The Underwriter shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence or misconduct in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement or to the Company or the Account, whichever is applicable.

(c)  The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof.  The Underwriter also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action.  After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)  If the Underwriter assumes the defense of any such action, it shall not, without the prior written consent of the Indemnified Parties in such action, settle or compromise the liability of the Indemnified Parties in such action, or permit a default or consent to the entry of any judgment in respect thereof, unless in connection with such settlement, compromise or consent, each Indemnified Party receives from such claimant an unconditional release from all liability in respect of such claim.

(e)  The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Accounts.

8.3.  Indemnification by SBL

(a)  SBL agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or who is under common control with the Company (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of SBL) or litigation (including reasonable legal and other expenses)(collectively, “Losses”), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Losses:

(i)  arise as a result of any failure by SBL to provide the services and furnish the materials under Articles I or III of this Agreement or negligently providing and furnishing same; or

(ii)   arise out of or result from any material breach of a material provision of this Agreement by or on behalf of SBL;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

(b)  SBL shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence or misconduct in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement or to the Company or the Account, whichever is applicable.

(c)  SBL shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified SBL in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify SBL of any such claim shall not relieve SBL from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Party, SBL will be entitled to participate, at its own expense, in the defense thereof.  SBL also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action.  After notice from SBL to such party of SBL’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and SBL will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)  If SBL assumes the defense of any such action, it shall not, without the prior written consent of the Indemnified Parties in such action, settle or compromise the liability of the Indemnified Parties in such action, or permit a default or consent to the entry of any judgment in respect thereof, unless in connection with such settlement, compromise or consent, each Indemnified Party receives from such claimant an unconditional release from all liability in respect of such claim.

(e)  SBL will promptly notify the Company of the commencement of any litigation or proceedings against SBL in connection with its services provided hereunder.

ARTICLE IX.  Applicable Law
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9.1.  This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Ohio, without regard to the conflict of laws provisions thereof.

9.2.  This Agreement shall be subject to the provisions of the 1933 and 1940 Acts as well as the Exchange Act of 1934, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including the Mixed and Shared Funding Order), and the terms hereof shall be interpreted and construed in accordance therewith.  If, in the future, the Mixed and Shared Funding Order discussed in Article VII should no longer be necessary under applicable law, then Article VII hereof shall no longer apply.

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ARTICLE X.  Termination
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10.1.  This Agreement shall continue in full force and effect until the first to occur of:

(a)  termination by any party, for any reason with respect to some or all Designated Portfolios, by six (6) months’ advance written notice delivered to the other parties; or

(b)  termination by the Company by written notice to the Underwriter and SBL, based upon the Company's determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

(c)  termination by the Company by written notice to the Underwriter and SBL in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)  termination by the Underwriter by written notice to the Company and SBL in the event that formal administrative proceedings are instituted against the Company by the National Association of Securities Dealers, Inc. (the “NASD”), the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Designated Portfolios’ shares; provided, however, that the Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)  termination by the Company by written notice to the Underwriter and SBL in the event that formal administrative proceedings are instituted against the Underwriter by the SEC or any state securities department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Underwriter to perform its obligations under this Agreement; or

(f)  termination by the Company by written notice to the Underwriter and SBL in the event that any Designated Portfolio ceases to qualify as a regulated investment company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Article VI hereof, or if the Company reasonably believes that any such Portfolio may fail to so qualify or comply with either provision; or

(g)  termination by the Underwriter by written notice to the Company and SBL, if the Underwriter determines, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)  termination by the Company by written notice to the Underwriter and SBL, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

10.2.   Notwithstanding any termination of this Agreement, the Underwriter shall, at the Company’s option, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts").  Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

10.3.  Notwithstanding any termination of this Agreement, each party's obligation under Article VIII to indemnify the other parties shall survive.

ARTICLE XI.  Notices

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11.1.  Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to Company:
Nationwide Life Insurance Company
One Nationwide Plaza, 1-09-V3
Columbus, OH  43215
Attention:  Office of the General Counsel

With a courtesy copy to:
Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, OH  43215
Attention:  Investment Services

If to Underwriter:	Security Distributors, Inc. One Security Benefit Place Topeka, Kansas 66636-0001 Attention General Counsel
If to SBL:	Security Benefit Life Insurance Company One Security Benefit Place Topeka, Kansas 66636-0001 Attention: General Counsel

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ARTICLE XII.  Miscellaneous

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12.1.  Privacy and Confidentiality

(a)  Each party agrees not to use, disclose or distribute to others any Customer Information except (i) as necessary to perform its obligations under this Agreement, (ii) disclosure to a party’s affiliates and (iii) as is required to be disclosed pursuant to applicable laws, regulatory or legal process, subpoena or court order.  “Customer Information” means non-public, personally identifiable information as defined in the Gramm-Leach-Bliley Act and the rules and regulations promulgated thereunder.  Each party further agrees to comply with all applicable provisions of the Gramm-Leach-Bliley Act.

(b)  Each party agrees that it shall not disclose to any person any Confidential Information which it may acquire in the performance of this Agreement; nor shall it use such Confidential Information for any purposes other than to fulfill its contractual obligations under this Agreement.  Each party further agrees that it shall maintain the other party’s Customer and Confidential Information with reasonable care, which shall not be less than the degree of care it would use to secure its own such information.  “Confidential Information” means any data or information regarding proprietary or confidential information concerning each of the parties, (i) which is reasonably identified as confidential in writing by any party or (ii) would be considered confidential by a prudent person exercising reasonable judgment in light of the nature of the information and the circumstances under which it was disclosed or discovered.  Confidential Information does not include information that (a) was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of the receiving party or by no violation of this Agreement; (b) was lawfully received by the receiving party from a third party free of any obligation of confidence of such third party; (c) was already in the possession of the receiving party prior to receipt thereof, directly or indirectly from the disclosing party; (d) is required to be disclosed pursuant to applicable laws, regulatory or legal process, subpoena or court order; or, (e) is subsequently and independently developed by employees, consultants or agents of the receiving party without reference to or use of any Confidential Information disclosed under this Agreement.

(c)  In the event Confidential Information includes Customer Information, Section 12.1 (a) shall control.

(d)  Each party will maintain and enforce safety and physical security procedures with respect to its access and maintenance of Confidential Information (in electronic and paper format) that are in accordance with reasonable policies in these regards, and provide reasonably appropriate safeguards against accidental or unlawful destruction, loss, alteration or unauthorized disclosure or access of Confidential Information under this Agreement.

12.2.   Statements and Fund Material

(a)  Within five (5) Business Days after the end of each calendar month, the Underwriter shall provide to the Company, or its designee, a monthly statement of account, which shall confirm all transactions made during that particular month.

(b)  The Underwriter shall promptly provide the Company with a reasonable quantity (in light of the number of existing contract or policy owners) of the Fund’s prospectuses, Statements of Additional Information and any supplements thereto, and semi-annual and annual reports.

12.3.  The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4.  This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6.  In the event the Company considers seeking an order from the SEC permitting the substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of the Fund, it shall discuss the circumstances leading to such consideration with the Underwriter.  The Company and the Underwriter agree to work together in good faith, with due regard to each party’s interests, to determine whether such a substitution order will be sought..

12.7.  Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.  Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance operations of the Company are being conducted in a manner consistent with the California insurance laws and regulations and any other applicable law or regulations.

12.8.  The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws, including, without limitation, those contained in the Reinsurance Agreement, the Distribution Agreement and the Administrative Services Agreement.

12.9.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights and obligations hereunder may  be assigned by either party without the prior written consent of the other parties hereto.

12.10.  No term or provision of this Agreement may be waived or modified unless done so in writing and signed by the party against whom such waiver or modification is sought to be enforced.  Either party’s failure to insist at any time on strict compliance with this Agreement or with any of the terms under this Agreement or any continued course of such conduct on its part will in no event constitute or be considered a waiver by such party of any of its rights or privileges.

12.11.  Except to the extent required by applicable law, no party shall use the other party's names, logos, trademarks or service marks, whether registered or unregistered, without the prior written consent of such party.

12.12.  Articles II, VIII and Subsections 12.1 and 12.11 of Article XII shall survive termination of this Agreement.  In addition, all provisions of this Agreement shall survive termination of this Agreement in the event that any Account(s) is/are invested in the Fund at the time the termination becomes effective and shall survive for so long as such Account(s) remain(s) so invested.

12.13.  Nothing in this Agreement shall be deemed to create a partnership or joint venture by and between the parties hereto.

12.14.  This Agreement, including the Schedules hereto, may only be amended by a written amendment, executed by the parties.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

Nationwide Life Insurance Company	By its authorized officer
By:
Title:
Date:
Security Distributors, Inc.	By its authorized officer
By:
Title:
Date:
Security Benefit Life Insurance Company	By its authorized officer
By:
Title:
Date:

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June 9, 2006

Schedule A

Account(s)	Contract(s)	Designated Portfolio(s)
Multi-Flex Variable Account Nationwide Variable Account – 9	NEA Valuebuilder Annuity NEA Future NEA Select	SBL Equity Income SBL Global SBL High Yield SBL Managed Asset Allocation SBL Mid Cap Growth SBL Mid Cap Value SBL Select 25 SBL Small Cap Growth SBL Small Cap Value